CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement of China Kangtai Cactus Bio-Tech Inc. of my report dated April 14, 2010, relating to the audits of the consolidated financial statements of China Kangtai Cactus Bio-Tech Inc. and subsidiaries for the years ended December 31, 2009 and 2008.

I also consent to the use of the firm's name in the EXPERTS paragraph of the Registration Statement.

/s/ Michael T. Studer CPA P.C. Michael T. Studer CPA P.C. Freeport, New York August 26, 2010